Exhibit 23.1




            Consent of Independent Registered Public Accounting Firm


We hereby consent to the use in this Post-Effective Amendment No. 1 to the Registration Statement on Form S-2 and related prospectus (SEC File No. 333-112359) filed by Nestor, Inc. of our report dated March 18, 2005, relating to the financial statements which appear in Nestor, Inc.'s Annual Report on Form 10-K for the fiscal year ended December 31, 2004, filed with the Securities and Exchange Commission. We also consent to the reference to us under the heading "Experts" in such Form S-2 Registration Statement.



/s/Carlin, Charron & Rosen, LLP
Providence, Rhode Island

April 6, 2005